SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 21, 1998
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                             CORECOMM INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                     0-19869                     13-3927257
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(State or Other Jurisdiction       (Commission                 (IRS Employer
 of Incorporation)                 File Number)              Identification No.)


110 East 59th Street, New York, New York                           10022
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's Telephone Number, including area code (212)906-8485
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
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     CoreComm  Incorporated  ("CoreComm")  has previously  announced that it has begun to pursue communications related opportunities outside of Puerto Rico. For example, a subsidiary of CoreComm was the winning bidder for 15 Local Multipoint Distribution Services licenses in Ohio totaling approximately 10.5 million pops.

     In addition, capitalizing on the considerable experience of a related company in the United Kingdom, NTL Incorporated, the Company has begun to enter the local telephone business in the U.S., including by acquisition of Digicom, Inc., a reseller of Centrex business telephone in Ohio.

     On April 21, 1998, the Company continued forward with its strategic plan by acquiring all of the assets of Wireless Outlet, Inc., a wireless reseller that focuses on prepaid cellular principally in Ohio. In order to facilitate the funding of these opportunities, CoreComm is presently contemplating contributing its non-Puerto Rico/U.S. Virgin Islands assets to a new company and partially spinning out that entity to CoreComm's shareholders at the time of the spin.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CORECOMM INCORPORATED
                                         (Registrant)


                                    By: /s/ Richard J. Lubasch
                                    --------------------------------------------
                                    Name: Richard J. Lubasch
                                    Title: Senior Vice President-General Counsel
                                              & Secretary



Dated: April 22, 1998